Exhibit 10.01

                                 LEASE AGREEMENT

This Lease Agreement is made and entered into this 22th day of October 1998 by and between Huang Lin Yueh-Chiao(hereinafter called Party A ) and Hu Tuan-Yuan, Hi-Q WASON INC..( hereinafter called Party B )with Party B's
Co-Surety.................(hereinafter  called Party C) in  connection  with the lease of the dwelling house with the following terms and conditions:

Article 1 :    Location and the scope of Party A's house:

Article 2 :    Terms of the lease: One year from the 1st day of November 1998 to the 31st day of October, 1999.

Article 3 :    Monthly rental shall be NT$69,458.- (receipt shall be issued) and
               Party  B  shall  not  refuse  or  delay  the   rental   with  any
               excuse(electricity and water bills shall be paid by Party B).

Article 4 :    The rental shall be paid on or before the first day of each month and each payment shall be one month and Party B shall not delay with any excuse.

Article 5 :    When signing this  Agreement,  Party B shall pay to Party A a sum of NT$180,000.- as Deposit and Party A shall return this Deposit to Party B when Party B decides not to lease this house and vacates the house back to Party A.

Article 6 :    On  termination  of the lease,  unless Party A agree to lease the house continuously, Party B shall vacate the house with its original and prior condition and shall not ask for any right or excuse. If Party B does not vacate the house in due time, Party A shall have the right to collect a penalty equal to five times of the rental monthly until the house is vacated and Party C and Party B shall have no objection.

Article 7 :    During  the term of this  Agreement,  if Party B wants to move to other place, Party B shall not ask Party A any reimbursement of rental, moving charges or any rights and shall vacate and return the house to Party A without any objection.

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Article 8 :    Without  Party  A's  consent,  Party B shall  not let,  re-lease, assign or in any other way give the use of the part or whole of the house to any third party.

Article 9 :    When  necessary,  Party B shall  have the right to  decorate  the house with the consent of Party A. However, the decoration shall not damage the original building and Party B shall restore any altered portion to original and prior condition.

Article 10 :   The house shall not be used  illegally and no dangerous  articles shall be stored to affect the public safety.

Article 11 :   Party  B shall  use  the  house  with  good  will  and  shall  be responsible for any damage owing to negligence of Party B except for Force Majeaure causes. If the house is damaged owing to natural uses, Party A shall pay the repair expenses.

Article 12 :   Should Party B violate this Agreement and cause the loss of Party
               A's right, it shall pay the penalty claimed by party A. Any proceeding costs, lawyer's fees occurred in an action against Party A shall be reimbursed by Party B.

Article 13 :   Should  Party B violate  this  Agreement or the house is damaged,
               Party C shall be responsible to bear the reimbursement and shall waver the Beneficium Odenis.

Article 14 :   Party A,  Party B and  Party C shall  all  abide by the terms and conditions of this Agreement. Should any breach is found, Party A shall have the right to terminate this Agreement at any time and any loss or damage suffered by Party B shall not be borne by Party A.

Article 15 :   The Stamp Duty shall be borne by each party.  The Tax and Duty of the house shall be borne by Party A and Party B shall bear the Tax and Duty concerning the Electricity Water and Business.

Article 16 :   If any increased  amount of House Tax or Consolidated  Income Tax resulted owing to the Agreement, Party B shall be responsible for the increased portion without any objection.

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Article 17 :   On  termination  of  this  Agreement,  any  furniture,   articles
               belonging to Party B which is not removed shall be deemed wastes and shall be disposed of by Party A and Party B shall have no objection.

Article 18 :   Party B shall responsible for the Withholding Tax on the Rentals.

Article 19 :   The  maximum  increment  of the  rental is five (5)  percent  per annum(based on the current rental)

In witness whereof, the parties hereto have executed this Agreement on the date first above written and this Agreement is made in duplicate, with each party holding one copy.


Party A:  Huang Lin Yueh-Chiao (Affixed with seal)

Party B: Hu Tuan-Yuan, Hi-Q  Wason.  INC. (Affixed with seal)
Address: 1F, No.52, Lane 232, Hu-Lin St., Taipei City, Taiwan, R.O.C. ID. Card No.: A120796482


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